Exhibit 23.2

Software Integrated Solutions
Division of Schlumberger Technology Corporation

4600 J Barry Court
Suite 200
Canonsburg, Pennsylvania 15317 USA
Tel: +1-724-416-9700
Fax: +1-724-416-9705

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent oil and gas consultants, Software Integrated Solutions, Division of Schlumberger Technology Corporation hereby consents (i) to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-197207 and 333-218445) and Form S-3 (File Nos. 333-202037 and 333-223996) of Montage Resources Corporation of all references to our firm and information from our reserves report dated 21 January 2019, included in or made a part of the Montage Resources Corporation Annual Report on Form 10-K for the year ended 31 December 2018, (ii) to the use in such Annual Report on Form 10-K of information from such report and the filing of such report as an exhibit to such Annual Report on Form 10-K, (iii) to the references to our firm in the form and context in which they appear in such Annual Report on Form 10-K, and (iv) to the references to our firm under the heading “Experts” in such Registration Statements.

Software Integrated Solutions
Division of Schlumberger Technology Corporation

/s/ Charles M. Boyer II

Charles M. Boyer II, PG, CPG
Advisor – Unconventional Reservoirs
Technical Team Leader

Canonsburg, Pennsylvania
15 March 2019